UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2018

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2018, ParkerVision, Inc. (the “Company”) received notice from the Nasdaq Office of the General Counsel (the “Notice”) that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s common stock from the Nasdaq Stock Market (“Nasdaq”). Trading of the Company’s shares of common stock on Nasdaq will be suspended effective at the open of business on August 17, 2018.

The Panel’s decision to delist the Company’s common stock was based on the Company’s failure to regain compliance with Nasdaq Listing Rule 5550(b)(2) requiring the Company to have at least $35 million in market value of listed securities. The Notice stated that Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission.

The Company’s common stock will begin trading on the over-the-counter market (OTCQB) immediately following delisting from Nasdaq. The Company’s trading symbol will remain PRKR and trading and quotation information will be available at www.otcmarkets.com.

The Company will remain a public reporting company.  The Company plans to continue to maintain an independent Board of Directors with an independent Audit Committee and provide annual financial statements audited by a Public Company Accounting Oversight Board (PCAOB) auditor and unaudited interim financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2018
PARKERVISION, INC.

By /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer